Exhibit 5.1

150 Third Avenue South, Suite 2800 Nashville, TN 37201 (615) 742-6200

June 9, 2023

Pinnacle Financial Partners, Inc.

150 Third Avenue South

Suite 900

Nashville, Tennessee 37201

Re: Automatic Shelf Registration Statement of Pinnacle Financial Partners, Inc. on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Pinnacle Financial Partners, Inc., a Tennessee corporation (the “Company”), in connection with its filing of an automatic shelf registration statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), filed on June 9, 2023, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). We have been requested by the Company to render this opinion in connection with the filing of the Registration Statement.

The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registration by the Company of an indeterminate amount of (i) debt securities, in one or more series, which may be either senior debt securities or subordinated debt securities (the “Debt Securities”) to be issued pursuant to indentures between the Company and a trustee or bank to be named therein (the “Trustee”), in the forms attached as Exhibits 4.2, 4.14 and 4.15 to the Registration Statement, as such indentures may be supplemented for any series of Debt Securities (collectively, the “Indenture”), (ii) shares of preferred stock, no par value per share, in one or more series or classes (the “Preferred Stock”), (iii) shares of common stock, par value $1.00 per share (the “Common Stock”), (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), (v) depositary shares (evidenced by depositary receipts) representing fractional interests in shares of Preferred Stock (the “Depositary Shares”), (vi) units composed of the foregoing (the “Units”), and (vii) stock purchase contracts (the “Stock Purchase Contracts”). The Debt Securities, Preferred Stock, Common Stock, Warrants, Depositary Shares, Units and Stock Purchase Contracts are collectively referred to herein as the “Securities.” Any Debt Securities may be exchangeable and/or convertible into shares of Common Stock or Preferred Stock or Depository Shares. The Preferred Stock may also be exchangeable for and/or convertible into shares of Common Stock or another series of Preferred Stock. The Units may be exchangeable and/or settled into the Securities comprising the Units.

In rendering our opinion, we have reviewed the Registration Statement and the exhibits thereto. We have also reviewed such corporate documents and records of the Company, such certificates of public officials and such other matters as we have deemed necessary or appropriate for purposes of this opinion. We also have been furnished with, and with your consent have relied upon, certificates of officers of the Company with respect to certain factual matters and we have not independently established such factual matters.

Except to the extent we opine as to the binding effect and/or enforceability of certain documents as set forth in paragraphs 1, 4, 5, 6 and 7 below, we have assumed that all documents referenced below are the valid and binding obligations of and enforceable against the parties thereto. We have also assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the legal capacities of all natural persons.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. (a) When the Debt Securities have been duly established in accordance with the Indenture (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in an amount that the Board of Directors of the Company determines and in accordance with the terms and provisions of such Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) assuming the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been filed with the Commission, and (c) assuming that the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (e) assuming that the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (f) assuming that the Debt Securities are then offered, issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), then the Debt Securities (including any Debt Securities issued in exchange or in settlement of Units that are exchangeable or settled into Debt Securities or any Debt Securities issued upon exercise of a Warrant that may be exercisable for Debt Securities) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of the Debt Securities.

2. (a) When a new class or series of Preferred Stock has been duly established in accordance with the terms of the Company’s Amended and Restated Charter, as amended (“Charter”) and Third Amended and Restated Bylaws, as amended (“Bylaws”), and applicable law (in the event that the Preferred Stock is a new class or series of Preferred Stock), and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law, and (b) assuming that appropriate articles of amendment to the Company’s Charter relating to such class or series of Preferred Stock have been duly approved by the Company’s Board of Directors and been filed with the Secretary of State of the State of Tennessee and thereafter become effective under the Tennessee Business Corporation Act, and (c) assuming the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been filed with the Commission, and (d) assuming that upon the issuance of such Preferred Stock, the total number of issued and outstanding shares of the applicable class or series of Preferred Stock will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under its Charter, then upon the offer, sale and delivery of and payment for such shares in an amount that the Board of Directors determines and in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of such class or series of Preferred Stock (including any Preferred Stock duly issued upon (i) the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into another class or series of Preferred Stock, (ii) the exercise of any duly issued Warrants exercisable for Preferred Stock, (iii) the exchange or conversion of Debt Securities that are exchangeable or convertible into Preferred Stock, (iv) the exchange or settlement of Units that are exchangeable or able to be settled for Preferred Stock, or (v) the settlement of Stock Purchase Contracts that are exchangeable or able to be settled for Preferred Stock), will be validly issued, fully paid and nonassessable.

3. (a) Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law authorizing the issuance and sale of Common Stock, and (b) assuming the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been filed with the Commission, and (c) assuming that upon the issuance of such Common Stock, the total number of issued and outstanding shares of Common Stock will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Charter, then upon the offer, sale and delivery of and payment for such shares in an amount that the Board of Directors determines and in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock being issued by the Company (including any Common Stock duly issued upon (i) the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, (ii) the exercise of any duly issued Warrants exercisable for Common Stock, (iii) the exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock, (iv) the exchange or settlement of Units that are exchangeable or able to be settled for Common Stock, or (v) the exchange or settlement of Stock Purchase Contracts that are exchangeable or able to be settled for Common Stock), will be validly issued, fully paid and nonassessable.

4. (a) When a warrant agreement relating to the Warrants has been duly authorized (the “Warrant Agreement”), executed and delivered and the Warrants and the securities of the Company for which the Warrants will be exercisable have been duly authorized by the Company’s Board of Directors, and (b) assuming that the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Company’s Charter and Bylaws and the Warrant Agreement, and (c) assuming the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been filed with the Commission, and (d) assuming that the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (e) assuming that the Warrants, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (f) assuming that the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (g) assuming that the Warrants are then offered, issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), then upon issuance of and delivery of and payment for such Warrants in an amount that the Board of Directors of the Company determines and in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement and the Warrant Agreement and by such resolution, the Warrants (including any Warrants issued upon the exchange or settlement of Units or Stock Purchase Contracts that are exchangeable or able to be settled for Warrants) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and the Warrants will be validly issued.

5. (a) When a depositary agreement relating to the Depositary Shares has been duly authorized (the “Deposit Agreement”), executed and delivered and the Depositary Shares have been duly authorized by the Company’s Board of Directors, and (b) assuming that the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Company’s Charter and Bylaws and the Deposit Agreement, and (c) assuming the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been filed with the Commission, and (d) assuming that the terms of the Depositary Shares as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (e) assuming that the Depositary Shares, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (f) assuming that the Depositary Shares as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (g) assuming the depositary receipts evidencing the Depositary Shares have been duly issued against the deposit of the Preferred Stock in accordance with the Deposit Agreement and offered, issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), then upon issuance of and delivery of and payment for such Depositary Shares in an amount that the Board of Directors of the Company determines and in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement and by such resolution, the depositary receipts evidencing Depositary Shares (including any depositary receipts evidencing Depositary Shares issued upon the exchange or settlement of Units or Stock Purchase Contracts exchangeable or able to be settled for Depositary Shares) will entitle holders thereof to the rights specified in the Deposit Agreement.

6. (a) When a unit agreement relating to the Units has been duly authorized (the “Unit Agreement”), executed and delivered and the Units have been duly authorized by the Company’s Board of Directors, and (b) assuming that the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Agreement, and (c) assuming the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been filed with the Commission, and (d) assuming that the terms of the Units as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (e) assuming that the Units, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (f) assuming that the Units as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (g) assuming that the Units are then offered, issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), then upon issuance of and delivery of and payment for such Units in an amount that the Board of Directors of the Company determines and in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement and the Unit Agreement and by such resolution, the Units will constitute valid and binding obligations of the Company.

7.(a) When an instrument or agreement relating to the Stock Purchase Contracts (the “Stock Purchase Contract Agreement”) has been duly authorized by the Company’s Board of Directors, and (b) assuming that the terms of the Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the Stock Purchase Contract Agreement, and (c) assuming the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been filed with the Commission, and (d) assuming that the terms of the Stock Purchase Contracts as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (e) assuming that the Stock Purchase Contracts, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (f) assuming that the Stock Purchase Contracts as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (g) assuming that the Stock Purchase Contracts are then offered, issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), then upon issuance of and delivery of and payment for such Stock Purchase Contracts in an amount that the Board of Directors of the Company determines and in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement and the Stock Purchase Contract Agreement and by such resolution, the Stock Purchase Contracts will constitute valid and binding obligations of the Company.

The opinions set forth in paragraphs 1, 4, 5, 6 and 7 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights of creditors; (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless of whether considered in a proceeding at law or in equity, (iii) the effect of public policy considerations that may limit the rights of the parties to obtain further remedies, (iv) we express no opinion with respect to the enforceability of provisions relating to choice of law, choice of venue, jurisdiction or waivers of jury trial, and (v) we express no opinion with respect to the enforceability of any waiver of any usury defense.

To the extent that the obligations of the Company with respect to the Securities may be dependent on such matters, we assume for purposes of this opinion that the other party under the Indenture for any Debt Securities, under the Warrant Agreement for any Warrants, under the Unit Agreement for any Units, under the Deposit Agreement for any Depository Shares and under the Stock Purchase Contract Agreement, for any Stock Purchase Contracts, including the Trustee, the warrant agent, the unit agent or the depositary, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such Indenture, Warrant Agreement, Unit Agreement, Deposit Agreement or Stock Purchase Contract Agreement, as applicable; that such Indenture, Warrant Agreement, Unit Agreement, Deposit Agreement or Stock Purchase Contract Agreement has been duly authorized, executed and delivered by such other party and constitutes the legally valid, binding and enforceable obligation of such other party, enforceable against such other party in accordance with its terms; that such other party is in compliance, generally and with respect to performance of its obligations under such Indenture, Warrant Agreement, Unit Agreement, Deposit Agreement or Stock Purchase Contract Agreement, as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such Indenture, Warrant Agreement, Unit Agreement, Deposit Agreement or Stock Purchase Contract Agreement, as applicable.

Our opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of Tennessee and the laws of the State of New York. We do not express any opinion with respect to the law of any other jurisdiction or to the securities or “blue sky” laws of any jurisdiction. The opinions expressed in this opinion letter are strictly limited to the matters stated in this opinion letter and no other opinions are to be implied.

Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. This opinion is being rendered for the benefit of the Company in connection with the matters addressed herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Bass, Berry & Sims PLC

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